                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/ /  Definitive proxy statement

/x/  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    TELXON
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       $ 125

(2) Form, schedule or registration statement no.:
        Schedule 14A filing of Definitive Proxy Materials relating to same Meeting of Stockholders

(3) Filing party:
       Registrant

(4) Date filed:
        July 18, 1994
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[FORM OF LETTER TO BE SENT
BY TELXON TO CERTAIN STOCKHOLDERS
AND THIRD PARTY PROXY RESEARCH SERVICES]

August __, 1994

[NAME AND
ADDRESS OF
ADDRESSEE]


Dear _______,

I appreciated the opportunity to discuss your concerns regarding our proposed amendment to the Telxon Stock Option Plan, and would like to address the issues that you raised.

At this time, approximately 60,000 options remain to be granted under the existing 1990 plan. The proposed amendment would authorize an additional 1,000,000 options to the plan which are needed as an incentive for our key employees over the next few years.

Regarding the company's re-pricing of previous option grants, a number of comments were received regarding this. I would like to bring to your attention that the re-pricing of Bob Meyerson's options occurred in December of 1987 and was not a recent transaction as it may have appeared.

In September of 1993, Telxon did re-price approximately 350,000 options after a 2-for-1 exchange. Of the employees that participated in this program, one was from executive management who exchanged 20,000 options for 10,000, while the remaining 330,000 options were exchanged by employees in the middle management ranks and below.

The main reason for re-pricing these options was to encourage employees to exchange 2 options for 1 which in turn made over 170,000 options available for grants as incentive for other employees. The re-pricing was done more to make options available for new grants than it was to provide the re-pricing advantage.

[NAME]
Page 2
August __, 1994

With reference to the 1,000,000 new option shares, Management intends, as a policy which it is recommending for formal adoption by the Board of Directors:

a) that the Company not grant more than 500,000 options in fiscal year 1995, with the balance being granted in fiscal year 1996 and subsequent years;
b) that options continue to be granted, as before, with no less than a three year vesting period; and
c)      that there be no re-pricing of these options.

It should be noted that the options being granted from the amended plan will vest over the next 4 to 6 years depending on when they are granted. This should cause a smaller dilutive effect than is indicated from reading the proxy.

I hope that this letter appropriately addresses the issues you raise.

I have enclosed a ballot for your convenience. Please mark your response if you so choose, and return to me by fax as soon as possible, or at least before the annual meeting on Friday, August 19, 1994.

Sincerely,




Kenneth W. Haver
Vice President of Financial Planning
and Investor Relations